Exhibit 10.5

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of November 23, 2021 (this “Amendment”) to that certain Credit Agreement, dated as of June 30, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of August 3, 2021, and as otherwise amended, restated, amended and restated or otherwise modified or supplemented from time to time, including on the Second Amendment Effective Date, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings set forth therein), among The Hertz Corporation, a Delaware corporation (the “Parent Borrower”), the Subsidiary Borrowers party thereto (together with the Parent Borrower, the “Borrowers”), the several Lenders and Issuing Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings and the Administrative Agent are party to the Credit Agreement;

WHEREAS, the Parent Borrower has requested that the Lenders consent to the amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Lenders party hereto, which Lenders constitute the Required Lenders, agree to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 below, effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in the changed pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 2. CONDITIONS PRECEDENT

This Amendment shall be effective (the “Second Amendment Effective Date”) on the date that the following conditions precedent having been satisfied or duly waived:

2.1 Executed Agreement. The Administrative Agent shall have received this Amendment, duly executed by each Borrower, the Administrative Agent and the Lenders constituting the Required Lenders.

2.2 Representations and Warranties. Each of the representations and warranties contained in Section 3 below shall be true and correct.

2.3 Consent Fee. The Parent Borrower shall have paid to the Administrative Agent, for the ratable account of each Lender party hereto, a fee (the “Consent Fee”) in an amount equal to the product of (x) 0.10% multiplied by (y) the sum of such Lender’s outstanding Commitments or Loans immediately prior to giving effect to this Amendment.

SECTION 3. REPRESENTATIONS AND WARRANTIES

The Parent Borrower, on behalf of itself and each Loan Party, hereby represents and warrants to the Administrative Agent, Issuing Lenders and the Lenders as follows:

3.1 Incorporation of Representations and Warranties from Loan Documents. Each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to the Credit Agreement or any other Loan Document, shall be true and correct in all material respects on the Second Amendment Effective Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date).

3.2 Absence of Default. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 4. MISCELLANEOUS

4.1 Reference to and Effect on the Loan Documents.

(a) As of the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as expressly amended or waived, as applicable, hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any Issuing Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document (as amended hereby) except as and to the extent expressly set forth herein.

4.2 Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its costs and expenses in connection with this Amendment (and the other Loan Documents delivered in connection herewith) as provided in Section 11.5 of the Credit Agreement.

4.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by us, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

4.4 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURSIDICTION.

4.5 Loan Document and Integration. This Amendment shall constitute a Loan Document, and together with the other Loan Documents represents the entire agreement of each of the Loan Parties party hereto and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto or the Administrative Agent relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

4.6 Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

4.7 No Novation. Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Credit Agreement.

4.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and members thereunto duly authorized, as of the date indicated above.

THE HERTZ CORPORATION,
as the Parent Borrower

By: /s/ Mark E. Johnson
     Mark E. Johnson
     Vice President

[Signature Page to Hertz Amendment No. 2]

BARCLAYS BANK PLC, as Administrative Agent and Lender

By: /s/ Craig Malloy
     Name: Craig Malloy
     Title: Director

[Signature Page to Hertz Amendment No. 2]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Ming K. Chu
     Name: Ming K. Chu
     Title: Director

By: /s/ Marko Lukin
     Name: Marko Lukin
     Title: Vice President

[Signature Page to Hertz Amendment No. 2]

BNP PARIBAS, as a Lender

By: /s/ Kirk Hoffman
     Name: Kirk Hoffman
     Title: Managing Director

By: /s/ Monica Tilani
     Name: Monica Tilani
     Title: Director

[Signature Page to Hertz Amendment No. 2]

RBC Capital Markets, as a Lender

By: /s/ Scott Umbs
     Name: Scott Umbs
     Title: Authorized Signatory

[Signature Page to Hertz Amendment No. 2]

Citizens Bank, N.A., as a Lender

By: /s/ Angela Reilly
     Name: Angela Reilly
     Title: Senior Vice President

[Signature Page to Hertz Amendment No. 2]

Bank of Montreal, as a Lender

By: /s/ Thomas Hasenauer
     Name: Thomas Hasenauer
     Title: Managing Director

[Signature Page to Hertz Amendment No. 2]

Mizuho Bank, Ltd., as a Lender

By: /s/ Donna DeMagistris
     Name: Donna DeMagistris
     Title: Executive Director

[Signature Page to Hertz Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as a Lender

By: /s/ Robert P. Kellas
     Name: Robert P. Kellas
     Title: Executive Director

[Signature Page to Hertz Amendment No. 2]

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By: /s/ Paul Arens
     Name: Paul Arens
     Title: Director

By: /s/ Gordon Yip
     Name: Gordon Yip
     Title: Director

[Signature Page to Hertz Amendment No. 2]

NATIXIS, NEW YORK BRANCH, as a Lender

By: /s/ Michael J. Lardieri
     Name: Michael J. Lardieri
     Title: Director

By: /s/ Michael Bergin
     Name: Michael Bergin
     Title: Vice President

[Signature Page to Hertz Amendment No. 2]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Brian Lukehart
     Name: Brian Lukehart
     Title: Managing Director

[Signature Page to Hertz Amendment No. 2]

Remaining Lender Signature Pages on file with the Administrative Agent.

[Signature Page to Hertz Amendment No. 2]

Exhibit A

(See attached.)

4.5    Commitment Fees; Administrative Agent’s Fees    140
4.6    Computation of Interest and Fees    141
4.7    Inability to Determine Interest Rate    141
4.8    Pro Rata Treatment and Payments    144
4.9    Illegality    146
4.10    Requirements of Law    146
4.11    Taxes    149
4.12    Indemnity    154
4.13    Certain Rules Relating to the Payment of Additional Amounts    155
4.14    Defaulting Lenders    157
SECTION 5.    REPRESENTATIONS AND WARRANTIES`    160
5.1    Financial Condition    160
5.2    No Change; Solvent    160
5.3    Corporate Existence; Compliance with Law    160
5.4    Corporate Power; Authorization; Enforceable Obligations    161
5.5    No Legal Bar    161
5.6    No Material Litigation    161
5.7    No Default    162
5.8    Ownership of Property; Liens    162
5.9    Intellectual Property    162
5.10    No Burdensome Restrictions    162
5.11    Taxes    162
5.12    Federal Regulations    163
5.13    ERISA    163
5.14    Collateral    164
5.15    Investment Company Act; Other Regulations    164
5.16    Subsidiaries    164
5.17    Purpose of Loans    165
5.18    Environmental Matters    165
5.19    No Material Misstatements    166
5.20    Labor Matters    166
5.21    Insurance    167
5.22    Anti-Terrorism; Foreign Corrupt Practices    167
SECTION 6.    CONDITIONS PRECEDENT    168
6.1    Conditions to Initial Extension of Credit    168
6.2    Conditions to Each Other Extension of Credit    173
SECTION 7.    AFFIRMATIVE COVENANTS    173
7.1    Financial Statements    173
7.2    Certificates; Other Information    175
7.3    Payment of Taxes    ~~177~~176
7.4    Conduct of Business and Maintenance of Existence    177
7.5    Maintenance of Property; Insurance    177
7.6    Inspection of Property; Books and Records; Discussions    178
7.7    Notices    179

7.8    Environmental Laws    180
7.9    After-Acquired Real Property and Fixtures and Future Subsidiaries    ~~181~~180
7.10    MIRE Events    ~~185~~184
7.11    Post-Closing Actions    185
SECTION 8.    NEGATIVE COVENANTS    185
8.1    Limitation on Indebtedness    186
8.2    Limitation on Liens    187
8.3    Limitation on Fundamental Changes    192
8.4    Limitation on Sale of Assets    194
8.5    Limitation on Restricted Payments    197
8.6    Limitation on Transactions with Affiliates    ~~202~~201
8.7    [Reserved].    203
8.8    Restrictive Agreements    203
8.9    Financial Covenants    205
8.10    Limitation on Corporate Indebtedness    ~~206~~205
SECTION 9.    EVENTS OF DEFAULT    208
9.1    Events of Default.    208
9.2    Borrowers’ Right to Cure.    213
SECTION 10.    THE AGENTS AND THE OTHER REPRESENTATIVES    213
10.1    Appointment    213
10.2    Delegation of Duties    214
10.3    Exculpatory Provisions    214
10.4    Reliance by Agents    215
10.5    Notice of Default    215
10.6    Acknowledgements and Representations by Lenders    ~~216~~215
10.7    Indemnification    216
10.8    The Administrative Agent and Other Representatives in Their Individual Capacity    217
10.9    Collateral Matters    217
10.10    Successor Agent    219
10.11    Other Representatives    220
10.12    Withholding Tax    220
10.13    Application of Proceeds    220
10.14    Erroneous Payments    222
SECTION 11.    MISCELLANEOUS    223
11.1    Amendments and Waivers    223
11.2    Notices    231
11.3    No Waiver; Cumulative Remedies    233
11.4    Survival of Representations and Warranties    ~~234~~233
11.5    Payment of Expenses    ~~234~~233
11.6    Successors and Assigns; Participations and Assignments    ~~236~~235
11.7    Adjustments; Set-off; Calculations; Computations    244
11.8    Judgment    ~~245~~244

11.9    Counterparts    245
11.10    Severability    ~~246~~245
11.11    Integration    ~~246~~245
11.12    Governing Law    246
11.13    Submission to Jurisdiction; Waivers    246
11.14    Acknowledgements    ~~247~~246
11.15    Waiver of Jury Trial    247
11.16    Confidentiality    247
11.17    USA Patriot Act Notice    248
11.18    Incremental Indebtedness; Additional Indebtedness    ~~249~~248
11.19    Electronic Execution of Assignments and Certain Other Documents    249
11.20    Certain ERISA Matters    249
11.21    Acknowledgement Regarding Any Supported QFCs    250

(xxiii)~~after the expiration of the Relief Period,~~ Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of $160,000,000 and 25.0% of LTM Consolidated EBITDA; and
(xxiv)~~after the expiration of the Relief Period,~~ Investments in joint ventures in an aggregate amount not to exceed the greater of $160,000,000 and 25.0% of LTM Consolidated EBITDA.
If any Investment pursuant to Section 8.5(b)(vii) is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged or consolidated into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not Section 8.5(b)(vii).
“Permitted Lien”: any Lien permitted pursuant to the Loan Documents, including those permitted to exist pursuant to Section 8.2 or described in any of the clauses of such Section 8.2.
“Permitted Payment”: as defined in Section 8.5(b).
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Parent Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.
“Plan of Reorganization”: as defined in the Recitals hereto.
“Plan Sponsors”: collectively, (i) certain funds and accounts managed or advised by Knighthead Capital Management, LLC or one of its Controlled Investment Affiliates (“Knighthead”) and certain funds and accounts managed or advised by Certares Opportunities LLC or one of its Controlled Investment Affiliates (“Certares”), and CK Amarillo LP, a Delaware limited partnership formed by Certares and Knighthead (“Amarillo LP” and, together with Knighthead and Certares, the “Common Equity Plan Sponsors”), and (ii) each of, and any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case managed, advised or controlled by Apollo Global Management, Inc. and any of their respective Affiliates, and any of their respective successors, but not including any portfolio operating companies (this clause (ii), collectively, “Apollo”).
“Preferred Stock”: as applied to the Capital Stock of any corporation or company, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over shares of Capital Stock of any other class of such corporation or company.

“Relevant Parent Entity”: (i) Holdings, so long as Holdings is not a Subsidiary of a Parent Entity and (ii) any Parent Entity, so long as Holdings is a Subsidiary thereof and such Parent Entity is not a Subsidiary of any other Parent Entity.
~~“Relief Period”: the period commencing on the Closing Date and ending on the earlier of (1) the first day of the fiscal quarter of the Parent Borrower ended March 31, 2023 and (2) the date as of which LTM Consolidated EBITDA, as reflected in a Compliance Certificate, is not less than $650,000,000.~~
“Rental Car LKE Account”: any deposit, trust, investment or similar account maintained by, for the benefit of, or under the control of, the “qualified intermediary” in connection with the Rental Car LKE Program.
“Rental Car LKE Program”: a “like-kind-exchange program” with respect to certain of the Vehicles of the Parent Borrower and its Subsidiaries, under which such Vehicles will be disposed from time to time and proceeds of such dispositions will be held in a Rental Car LKE Account and used to acquire replacement Vehicles and/or repay indebtedness secured by such Vehicles, in a series of transactions intended to qualify as a “like-kind-exchange” within the meaning of the Code (or comparable term pursuant to a substantially similar program under the Code).
“Rental Car Vehicles”: all Vehicles owned by or leased to the Parent Borrower or a Restricted Subsidiary that are or have been offered for lease or rental by any of the Parent Borrower and its Restricted Subsidiaries in their vehicle rental operations, including any such Vehicles being held for sale.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .21, .22, .23, .24, .25, .27, .28 or .33 of PBGC Regulation Section 4043 or any successor regulation thereto.
“Repricing Transaction”: (i) any prepayment or repayment of Initial Term B Loans or Initial Term C Loans by the Borrowers with the proceeds of, or any conversion of Initial B Term Loans or Initial Term C Loans, as applicable, into, any substantially concurrent issuance of new or replacement tranche of broadly syndicated senior secured first lien term loans under credit facilities the primary purpose of which is to reduce the all-in-yield applicable to the Initial Term B Loans or Initial Term C Loans and (ii) any amendment to this Agreement (including any assignment by a Term Loan Lender of its Initial B Term Loans or Initial Term C Loans pursuant pursuant to Section 11.1(g) as a result of such Term Loan Lender being a Non-Consenting Lender) the primary purpose of which is to reduce the all-in-yield applicable to the Initial Term B Loans or Initial Term C Loans (with the all-in-yield, in each case, calculated in a manner consistent with the MFN Adjustment and as reasonably determined by Administrative Agent in good faith in a manner consistent with generally accepted financial practices); provided that notwithstanding anything to the contrary, in no event shall any prepayment, repayment or amendment in connection with a transaction involving a Change of Control, a Qualified IPO, a material Sale or any Transformative Acquisition constitute a Repricing Transaction.

Event of Default, except, in each case, as specified in such certificate and (ii) ~~commencing with the delivery of the Compliance Certificate under this Section 7.2(a) for the first fiscal quarter ending after the expiration of the Relief Period,~~ a certification setting forth a reasonably detailed calculation of Consolidated First Lien Leverage Ratio for the Most Recent Four Quarter Period;
(b)within five Business Days after the same are filed, copies of all financial statements and periodic reports which Holdings or the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority;
(c)within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Holdings or the Parent Borrower may file with the SEC or any successor or analogous Governmental Authority; and
(d)subject to the last sentence of Section 7.6, promptly, such additional financial and other information regarding the Loan Parties as the Administrative Agent may from time to time reasonably request.
~~(e)    within 15 days after the end of each calendar month during the Relief Period, commencing with the first full calendar month after the Closing Date, a certificate signed by a Responsible Officer of the Parent Borrower demonstrating compliance with the Liquidity Covenant.~~
(e)    [Reserved].
(f)    concurrently with the delivery of each Compliance Certificate pursuant to Section 7.2(a), any change in the information provided in the Beneficial Ownership Certification provided to any Lender that would result in a change to the list of beneficial owners identified in such certification since the later of the date of such Beneficial Ownership Certification or the most recent list provided.
Notwithstanding anything to the contrary in this Section 7.2, none of the Parent Borrower or any of its Restricted Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Documents required to be delivered pursuant to Section 7.1 or 7.2 may at the Parent Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s (or Holdings’ or any Parent Entity’s) website on the Internet at the website address listed on Schedule 7.2 (or such other website address as the Parent Borrower may specify by written notice to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Parent Borrower’s (or Holdings’ or any Parent Entity’s) behalf on an Internet or intranet website to which each Lender and the Administrative

8.5    Limitation on Restricted Payments. (a) The Parent Borrower shall not, and shall not permit any Restricted Subsidiary, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Parent Borrower is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Parent Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Parent Borrower held by Persons other than the Parent Borrower or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than Subordinated Obligations owed to a Restricted Subsidiary and other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement), (iv) make any cash dividend or cash redemption payments to or in respect of the ~~any~~ Closing Date Preferred Stock (any such cash dividend or cash redemption payment described in this clause (iv), a “Preferred Stock Restricted Payment”) or (v) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”).
(b)    The provisions of Section 8.5(a) will not prohibit any of the following (each, a “Permitted Payment”):
(i)(x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Parent Borrower or any Parent (“Treasury Capital Stock”) or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of the Parent Borrower or any Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to the Parent Borrower or any Parent and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to clause (xii) of this Section 8.5(b), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock;
(ii)any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the Incurrence of, Indebtedness of the Parent Borrower or any Restricted Subsidiary or Refinancing Indebtedness Incurred in compliance with Section 8.1, (x) from Net Available Cash or any equivalent amount to the extent permitted by Section 8.4 or from declined amounts as contemplated by Section 4.4(b)(ii), (y) following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Parent Borrower shall have made payment in full of all of the Loans and terminated the Revolving Commitments, or made a Change of Control Offer or (z) constituting Acquired Indebtedness;

(iii)any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or notice, such dividend or redemption would have complied with this Section 8.5;
(iv)~~from and after the second anniversary of the Closing Date,~~ Preferred Stock Restricted Payments ~~with the net cash proceeds of unsecured Indebtedness incurred~~ ; provided that at the time of such Preferred Stock Restricted Payment and after giving effect thereto on a pro forma basis (A) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 4.00:1.00 as of the last day of the Most Recent Four Quarter Period ~~(as long as such Preferred Stock Restricted Payment is made substantially contemporaneously with the issuance of such Indebtedness)~~ and (B) no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom);
(v)loans, advances, dividends or distributions by the Parent Borrower to any Parent to permit any Parent to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Parent Borrower to repurchase or otherwise acquire Capital Stock of any Parent or the Parent Borrower (including any options, warrants or other rights in respect thereof), in each case from Management Investors (including any repurchase or acquisition by reason of the Parent Borrower or any Parent retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances and net of any amount thereof repurchased or otherwise acquired due to death, termination, retirement, or disability or stockholder incentive plan) equal to (x) the greater of $65,000,000 and 10.0% of LTM Consolidated EBITDA per fiscal year (with any unused amounts being permitted to be carried forward to succeeding fiscal years), plus (y) the Net Proceeds received by the Parent Borrower since the Closing Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), plus (z) the cash proceeds of key man life insurance policies received by the Parent Borrower or any Restricted Subsidiary (or by any Parent and contributed to the Parent Borrower) since the Closing Date;

(vi)Restricted Payments following a Qualified IPO in an amount not to exceed in any fiscal year of the Parent Borrower the sum of (x) 7.0% of the aggregate gross proceeds received by the Parent Borrower (whether directly, or indirectly through a contribution to common equity capital) in or from such Qualified IPO and (y) 7.0% of Market Capitalization;
(vii)Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the sum of (x) the greater of $500,000,000 and 80.0% of LTM Consolidated EBITDA plus (y) 50% of the Consolidated Net Income (which shall not be less than zero) accrued during the period (treated as one accounting period) beginning on July 1, 2021, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Parent Borrower are available; provided that ~~this clause (y) shall not be available for a Restricted Payment that is (i) a dividend or distribution on or in respect of, or a purchase, redemption, retirement or other acquisition for value of, Capital Stock of the Parent Borrower or (ii) an Investment in an Unrestricted Subsidiary, in each case prior to the expiration of the Relief Period; provided, further, that~~ (A) any Restricted Payments of the type described in Section 8.5(a)(i) and Section 8.5(a)(iii) shall only be permitted under this subsection (vii) if after giving effect thereto on a pro forma basis, no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom) and (B) ~~from and after the second anniversary of the Closing Date,~~ Preferred Stock Restricted Payments shall be permitted under clause (y) of this subsection (vii) so long as after giving effect thereto on a pro forma basis, no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom);
(viii)[Reserved];
(ix)payments by the Parent Borrower, or loans, advances, dividends or distributions by the Parent Borrower to any Parent to make payments, to holders of Capital Stock of the Parent Borrower or any Parent in lieu of issuance of fractional shares of such Capital Stock;
(x)dividends or other distributions of, or other Restricted Payments or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;
(xi)Restricted Payments in respect of seller notes and other deferred purchase price obligations in an aggregate amount not to exceed the greater of $317,500,000 and 50.0% of LTM Consolidated EBITDA;
(xii)the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 8.1;

(xiii)(A) ~~after the expiration of the Relief Period,~~ dividends on any Designated Preferred Stock of the Parent Borrower issued after the Closing Date; provided that at the time of such issuance and after giving effect thereto on a pro forma basis, (x) no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom) and (y) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 3.00:1.00 for the Most Recent Four Quarter Period, (B) loans, advances, dividends or distributions to any Parent to permit dividends on any Designated Preferred Stock of any Parent issued after the Closing Date if the net proceeds of the issuance of such Designated Preferred Stock have been contributed to the Parent Borrower or any of its Restricted Subsidiaries; provided that the aggregate amount of all loans, advances, dividends or distributions paid pursuant to this clause (B) shall not exceed the net proceeds of such issuance of Designated Preferred Stock received by or contributed to the Parent Borrower or any of its Restricted Subsidiaries or (C) any dividend on Refunding Capital Stock that is Preferred Stock; provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Parent Borrower shall be in compliance with the financial covenant set forth in Section 8.9 as of the end of the Most Recent Four Quarter Period for which financial statements have been delivered pursuant to Section 7.1;
(xiv)~~after the expiration of the Relief Period,~~ (A) any Restricted Payment that is (x) a dividend or distribution on or in respect of, or a purchase, redemption, retirement or other acquisition for value of, Capital Stock of the Parent Borrower or (y) a voluntary purchase, repurchase, redemption, defeasance or other voluntary acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations, provided that at the time of such Restricted Payment and after giving effect thereto on a pro forma basis, (1) no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom) and (2) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 4.00:1.00 for the Most Recent Four Quarter Period, and (B) any Restricted Payment that is an Investment, provided that at the time of such Restricted Payment and after giving effect thereto on a pro forma basis, (1) no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom) and (2) the Consolidated Total Net Corporate Leverage Ratio would be equal to or less than 4.50:1.00 for the Most Recent Four Quarter Period;
(xv)~~after the expiration of the Relief Period, and~~ provided no Event of Default under Section 9.1(a) or Section 9.1(f) shall have occurred and be continuing (or would result therefrom), Restricted Payments in an aggregate amount outstanding at any time not to exceed an amount equal to Excess Proceeds; and
(xvi)    ~~after the expiration of the Relief Period,~~ Restricted Payments in an aggregate amount not to exceed the greater of $225,000,000 and 35.0% of LTM

8.9    Financial Covenants.
        ~~(a)    Commencing with the last day of the first full calendar month following the Closing Date until the expiration of the Relief Period, the Parent Borrower and its Restricted Subsidiaries shall maintain minimum Liquidity of at least (i) $500,000,000 on the last day of each calendar month falling within each fiscal quarter ending on March 31 or December 31 and (ii) $400,000,000 on the last day of each calendar month falling within each fiscal quarter ending on June 30 or September 30 (the “Liquidity Covenant”).~~
(a) [Reserved].
(b)    Commencing with the ~~first~~ fiscal ~~quarter following the expiration of the Relief Period~~ ending December 31, 2021, the Parent Borrower and its Restricted Subsidiaries shall not permit the Consolidated First Lien Leverage Ratio as at the last day of the Most Recent Four Quarter Period ending during any period set forth below to exceed the ratio set forth below opposite such period below (the “Financial Maintenance Covenant”):

Fiscal Quarter Ending	Consolidated First Lien Leverage Ratio
March 31 or December 31 of any fiscal year	3.00:1.00
June 30 or September 30 of any fiscal year	3.50:1.00
8.10    Limitation on Corporate Indebtedness.
(a)    The Parent Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Corporate Indebtedness; provided, however, that the Parent Borrower or any Restricted Subsidiary may Incur Corporate Indebtedness if on the date of the Incurrence of such Corporate Indebtedness, after giving effect to the Incurrence thereof, (x) in the case of Corporate Indebtedness secured by Liens on the Collateral that rank pari passu with the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, the Parent Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the Pari Secured Ratio Incurrence Test; (y) in the case of Corporate Indebtedness secured by Liens on the Collateral that rank junior to the Collateral securing the Initial Term Loan Facilities and the Initial Revolving Facility, the Parent Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the Junior Secured Ratio Incurrence Test and (z) in the case of unsecured Corporate Indebtedness or Corporate Indebtedness secured by Liens on the assets of the Parent Borrower or its Restricted Subsidiaries which are not Collateral, the Parent Borrower and its Restricted Subsidiaries shall be in pro forma compliance with (i) a Consolidated Total Net Corporate Leverage Ratio that is equal to or less than 5.25:1.00 or if Incurred to finance a Permitted Acquisition or Permitted Investment, the Consolidated Total Net Corporate Leverage Ratio immediately prior to such transaction or (ii) an Interest Coverage Ratio greater than or equal to 2.00:1.00 or if Incurred to finance a Permitted Acquisition or Permitted Investment, the Interest Coverage Ratio immediately prior to such transaction;